Exhibit 99.1

CNS Pharmaceuticals Announces Pricing of $3 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules

HOUSTON, October 23, 2024 /PRNewswire/ -- CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) ("CNS" or the "Company"), a biopharmaceutical company specializing in the development of novel treatments for primary and metastatic cancers in the brain and central nervous system, today announced it has entered into securities purchase agreements with institutional investors for the purchase and sale of 17,647,060 shares of common stock (or common stock equivalents in lieu thereof) pursuant to a registered direct offering priced at-the-market under Nasdaq rules at a purchase price of $0.17 per share.

The closing of the offering is expected to occur on or about October 24, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $3 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The securities will be issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-279285) previously filed with the U.S. Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the SEC on May 17, 2024. A prospectus supplement describing the terms of the offering may be obtained, when available, on the SEC's website located at http://www.sec.gov, and may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CNS Pharmaceuticals, Inc.

CNS Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of anti-cancer drug candidates for the treatment of primary and metastatic cancers of the brain and central nervous system. The Company's lead drug candidate, Berubicin, is a novel anthracycline and the first anthracycline to appear to cross the blood-brain barrier. Berubicin is currently in development for the treatment of a number of serious brain and CNS oncology indications including glioblastoma multiforme (GBM), an aggressive and incurable form of brain cancer.

For more information, please visit www.CNSPharma.com, and connect with the Company on X, Facebook, and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing for closing of the offering and the expected use of proceeds from the offering. These statements relate to future events, future expectations, plans and prospects. Although CNS believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under Item 1A. "Risk Factors" in CNS's most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACTS:

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

CNSP@jtcir.com

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